UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

CELSIUS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34611	20-2745790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway
Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 276-2239

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CELH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 8.01 Other Events.

On July 17, 2023, Celsius Holdings, Inc. (the “Company”) and the plaintiffs in City of Atlanta Police Officers’ Pension Plan, et al., v. Celsius Holdings, Inc., et al., pending in the United States District Court for the Southern District of Florida, Case No. 22-cv-80418, notified the court that an agreement in principle had been reached to settle the action on a class-wide basis. The agreement in principle provides for a single cash payment of $7.9 million in exchange for the release of all claims asserted against the defendants therein and remains subject to final documentation, court approval, and other conditions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date:	July 17, 2023	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer